UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2019

FTE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38322	81-0438093
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

237 West 35th Street, Suite 806 New York, NY	10001
(Address of principal executive offices)	(Zip Code)

877-878-8136

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock ($0.001 par value)	FTNW	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement

On June 28, 2019, FTE Networks, Inc. (“FTE”) and certain of its wholly-owned subsidiaries (collectively, the “Company”) obtained and entered into a Consent and Waiver No. 10 (the “Tenth Consent and Waiver”) to that certain Forbearance Agreement dated March 30, 2019 (the “Forbearance Agreement”) (as amended) to that certain credit agreement, by and among with Jus-Com, Inc., an Indiana corporation and subsidiary of FTE, Benchmark Builders, Inc., a New York corporation and subsidiary of FTE (“Benchmark”), certain Credit Parties (as defined therein), Lateral Juscom Feeder LLC (“Lateral”) and several lenders party thereto (together with Lateral, the “Lenders”) dated October 28, 2015 (as amended, the “Credit Agreement”).

Pursuant to the Tenth Consent and Waiver, the Lenders have agreed to extend the Forbearance Period, as defined in the Forbearance Agreement, through and including July 1, 2019.

In connection with the Tenth Consent and Waiver, on June 28, 2019, Brian McMahon and Fred Sacramone each entered into a seventh amendment to their respective Series A convertible promissory notes dated April 20, 2017 (the “Series A Notes”), as amended, to extend the maturity date on the Series A Notes to July 1, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTE NETWORKS, INC.

By:	/s/ Fred Sacramone
Fred Sacramone
Interim Chief Executive Officer

Date: July 1, 2019